Exhibit 99.1
Fluence Energy, Inc. Reports Third Quarter 2025 Results; Reaffirms Fiscal Year 2025 Guidance
ARLINGTON, Va., August 11, 2025 (GLOBE NEWSWIRE) – Fluence Energy, Inc. (Nasdaq: FLNC) (“Fluence” or the “Company”), a global market leader delivering intelligent energy storage, operational services, and asset optimization software, today announced its results for the three and nine months ended June 30, 2025.
Financial Highlights for Fiscal Quarter ended June 30, 2025
•Revenue of approximately $602.5 million, which represents an increase of approximately 24.7% from the same quarter last year, primarily driven by the significantly weighted second half compared to the revenue distribution seen in full year 2024.
•GAAP gross profit margin was approximately 14.8%, compared to approximately 17.2% for the same quarter last year.
•Adjusted gross profit margin1 was approximately 15.4%, compared to approximately 17.5% for the same quarter last year.
•Net income of approximately $6.9 million, compared to approximately $1.1 million for the same quarter last year.
•Adjusted EBITDA1 of approximately $27.4 million, compared to approximately $15.6 million for the same quarter last year.
•Signed approximately $508.8 million of order intake in the third fiscal quarter, bringing backlog as of June 30, 2025 to approximately $4.9 billion.
◦In addition, in July and August to date, the Company has signed approximately $1.1 billion of contracts, including two contracts in Australia.
•Total Cash2 of approximately $459.9 million as of June 30, 2025, reflecting planned investments in working capital made during the third fiscal quarter. Total liquidity3 was approximately $903 million as of June 30, 2025, including capacity under the Company's revolving credit facility of $342.5 million.4
•In August, the Company executed a new supply chain financing facility providing incremental liquidity of $150.0 million.
Financial Outlook
•The Company is reaffirming its fiscal year 2025 revenue guidance range of $2.6 billion to $2.8 billion, but now expects to be at the lower end of the range due to a slower than expected production ramp up at its recently commissioned U.S. manufacturing facilities. This delay has shifted some anticipated revenue in fiscal year 2026. These facilities are expected to reach targeted capacity by calendar year-end, ensuring on-time customer deliveries and strengthening Fluence's domestic content position.
•The Company is reaffirming its fiscal year 2025 Adjusted EBITDA guidance range of $0 to $20 million (midpoint $10 million), reflecting stronger gross margins for the third fiscal quarter than projected coupled with overhead cost reductions.
•The Company is reaffirming its fiscal year 2025 annual recurring revenue (“ARR”) guidance of approximately $145 million.
“We delivered strong margins this quarter, underscoring the strength of our operating model and improved execution,” said Julian Nebreda, Chief Executive Officer of Fluence. “We also began ramping production and delivered our first domestic content products
1 Non-GAAP Financial Metric. See the section titled “Non-GAAP Financial Measures” for more information regarding the Company's use of non-GAAP financial measures, as well as a reconciliation to the most directly comparable financial measure stated in accordance with GAAP. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EBITDA guidance without unreasonable effort.
2 Total Cash includes Cash and cash equivalents + Restricted Cash.
3 Total liquidity is a management metric and is defined as Cash and cash equivalents + Restricted Cash + capacity available under our working capital facilities, including our supply chain financing programs and our revolving credit facility. As of June 30, 2025, total liquidity included our existing supply chain financing facility and does not include amounts under the new supply chain financing facility entered into in August.
4 The revolving credit facility provides a cash draw sublimit of $150.0 million and a letter of credit sublimit of $500.0 million; the capacity denoted above is the cumulative availability under both of these two sublimits as of June 30, 2025.

from U.S.-based manufacturing facilities to customer sites. However, delays in scaling our new manufacturing facilities in the U.S. resulted in lower-than-expected revenue for the quarter. We anticipate recovering this revenue in fiscal 2026 as these facilities reach their targeted production levels. We believe the fundamentals of our business remain incredibly strong, supported by a robust backlog, of which we expect approximately $2.5 billion to convert to revenue in fiscal 2026, including contracts signed in July and August to date.”
“We are on track to hit key gross margin and Adjusted EBITDA targets inline with our fiscal 2025 guidance—even as some revenue shifts into 2026,” said Ahmed Pasha, Chief Financial Officer of Fluence. Securing our first unsecured, low-cost supply chain financing facility of $150 million reflects market confidence in Fluence and our energy storage business. Providing us additional flexibility to capitalize on future opportunities for growth.”
The foregoing Financial Outlook statements represent management's current best estimate as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release. Management does not assume any obligation to update these estimates.
Share Count
The outstanding shares of the Company’s common stock as of June 30, 2025 are presented below:

Common Stock
Class B-1 common stock held by AES Grid Stability, LLC	51,499,195
Class A common stock held by Siemens AG	39,738,064
Class A common stock held by SPT Invest Management, Sarl	11,761,131
Class A common stock held by Qatar Holding LLC	14,668,275
Class A common stock held by public	64,692,748
Total Class A and Class B-1 common stock outstanding	182,359,413
Conference Call Information
The Company will conduct a teleconference starting at 8:30 a.m. EDT on Tuesday, August 12, 2025, to discuss the third fiscal quarter results. To participate, analysts are required to register by clicking Fluence Energy Q3 Earnings Call Registration Link. Once registered, analysts will be issued a unique PIN number and dial-in number. Analysts are encouraged to register at least 15 minutes before the scheduled start time.
General audience participants, and non-analysts are encouraged to join the teleconference in a listen-only mode at: Fluence Energy Listen - Only Webcast, or on www.fluenceenergy.com by selecting Investors, News & Events, and Events & Presentations. Supplemental materials that may be referenced during the teleconference will be available at: www.fluenceenergy.com, by selecting Investors, News & Events, and Events & Presentations.
A replay of the conference call will be available after 1:00 p.m. EDT on Tuesday, August 12, 2025. The replay will be available on the Company’s website at www.fluenceenergy.com by selecting Investors, News & Events, and Events & Presentations.

Non-GAAP Financial Measures
We present our operating results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We believe certain financial measures, such as Adjusted EBITDA, Adjusted Gross Profit, Adjusted Gross Profit Margin, and Free Cash Flow, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our operating performance. We believe that such non-GAAP measures, when read in conjunction with our operating results presented in accordance with GAAP, can be used to better assess our performance from period to period and relative to performance of other companies in our industry, without regard to financing methods, historical cost basis or capital structure. Such non-GAAP measures should be considered as a supplement to, and not as a substitute for, financial measures prepared in accordance with GAAP. These measures have limitations as analytical tools, including that other companies, including companies in our industry, may calculate these measures differently, reducing their usefulness as comparative measures.
Adjusted EBITDA is calculated from the consolidated statements of operations using net income (loss) adjusted for (i) interest income, net, (ii) income taxes, (iii) depreciation and amortization, (iv) stock-based compensation, and (v) other non-recurring income or expenses. Adjusted EBITDA also includes amounts impacting net income related to estimated payments due to related parties pursuant to the Tax Receivable Agreement, dated October 27, 2021, by and among Fluence Energy, Inc., Fluence Energy, LLC, Siemens Industry, Inc. and AES Grid Stability, LLC (the “Tax Receivable Agreement”).
Adjusted Gross Profit is calculated using gross profit, adjusted to exclude (i) stock-based compensation expenses, (ii) depreciation and amortization, and (iii) other non-recurring income or expenses. Adjusted Gross Profit Margin is calculated using Adjusted Gross Profit divided by total revenue.
Free Cash Flow is calculated from the consolidated statements of cash flows and is defined as net cash provided by (used in) operating activities, less purchase of property and equipment made in the period. We expect our Free Cash Flow to fluctuate in future periods as we invest in our business to support our plans for growth. Limitations on the use of Free Cash Flow include (i) it should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures (for example, cash is still required to satisfy other working capital needs, including short-term investment policy, restricted cash, and intangible assets); (ii) Free Cash Flow has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities; and (iii) this metric does not reflect our future contractual commitments.

Please refer to the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures included in tables contained at the end of this release.
The Company is not able to provide a quantitative reconciliation of full fiscal year 2025 Adjusted EBITDA to GAAP Net Income (Loss) on a forward-looking basis because of the uncertainty around certain items that may impact Adjusted EBITDA, including stock compensation and restructuring expenses, that are not within our control or cannot be predicted at this time without unreasonable effort.
About Fluence
Fluence Energy, Inc. (Nasdaq: FLNC) is a global market leader delivering intelligent energy storage and optimization software for renewables and storage. The Company's solutions and operational services are helping to create a more resilient grid and unlock the full potential of renewable portfolios. With gigawatts of projects successfully contracted, deployed, and under management across nearly 50 markets, the Company is transforming the way we power our world for a more sustainable future.
For more information, visit our website, or follow us on LinkedIn or X. To stay up to date on the latest industry insights, sign up for Fluence's Full Potential Blog.
Cautionary Note Regarding Forward-Looking Statements

The statements contained in this press release and statements that are made on our earnings call that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements set forth above under “Financial Outlook” and other statements regarding the Company's future financial and operational performance, including revenue conversion and growth of our backlog, the Company's business, growth, and innovation strategy and the efficacy of our products and services to meet evolving needs, future market and industry growth and related opportunities for the Company, projected operating costs, our ability to differentiate our products and optimize our cost structure, our ability to compete, liquidity and access to capital, expectations related to delivering on our customer obligations, the timing of future revenue recognition, future capital expenditures and debt service obligations, our expected growth and demand for our energy storage solutions, services, and digital application offerings and the industry generally, including as result of increased demand for electricity, demand for the Company's energy storage solutions, services, and digital applications offerings, our total addressable market and our positioning to benefit from our domestic content offering and new product offerings, expected impacts and benefits from the Inflation Reduction Act of 2022 and related domestic content guidelines on us, our suppliers, and our customers, potential impact of the changes to the IRA pursuant to the One Big Beautiful Bill Act (“OBBBA”) and related executive orders and agency guidance on us, our customers, and our suppliers, the timing, implementation and success of our compliance and risk mitigation strategies related to the foregoing regulatory impacts and uncertainty, our domestic content strategy, potential or estimated impact of tariffs and uncertainty around U.S. and foreign trade policy on the Company, our suppliers, and our customers, relationships with new and existing customers and suppliers, anticipated impact from operational efficiency improvements, expectations relating to backlog, pipeline, order intake, and contracted backlog, expectations relating to working capital and working capital management, potential impact from recent delays in ramp up of U.S. production facilities on the Company, timeline for ramp up of U.S. production facilities, and projected costs, beliefs, assumptions, prospects, plans and objectives of management. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this press release, words such as “may,” “possible,” “will,” “should,” “seeks,” “expects,” “plans,” “anticipates,” “grows,” “could,” “intends,” “targets,” “projects,” “contemplates,” "commits", “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions and variations thereof and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments, as well as a number of assumptions concerning future events, and their potential effects on our business. These forward-looking statements are not guarantees of performance, and there can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, which include, but are not limited to, our relatively limited operating and revenue history as an independent entity and the nascent clean energy industry; anticipated increasing expenses in the future, and our ability to maintain prolonged profitability; fluctuations of our order intake and results of operations across fiscal periods; potential difficulties in reaching or maintaining target manufacturing capacity and establishing expected mass manufacturing capacity in the future; risks relating to delays, disruptions, and quality control problems in our manufacturing operations; risks relating to quality and quantity of components provided by suppliers; risks relating to our status as a relatively low-volume purchaser as well as from supplier concentration and limited supplier capacity; risks relating to operating as a global company with a global supply chain; changes in the cost and availability of raw materials and underlying components; failure by manufacturers, vendors, and suppliers to use ethical business practices and comply with applicable laws and regulations; significant reduction in pricing or order volume or loss of one or more of our significant customers or their inability to perform under their contracts; risks relating to competition for our offerings and our ability to attract new customers and retain existing customers; ability to maintain and enhance our reputation and brand recognition; ability to effectively manage our recent and future growth and expansion of our business and operations; our growth depends in part on the success of our relationships with third parties; ability to attract and retain highly qualified personnel; risks associated with engineering and construction, utility interconnection, commissioning and installation of our energy storage solutions and products, cost overruns, and delays; risks relating to lengthy sales and installation cycle for our energy storage solutions; risks related to defects, errors, vulnerabilities and/or bugs in our products and technology; risks relating to estimation uncertainty related to our product warranties; fluctuations in currency exchange rates; risks related to our current and planned foreign operations; amounts included in our pipeline and contracted backlog may not result in actual revenue or translate into profits; risks related to acquisitions we have made or that we may pursue; events and incidents relating to storage, delivery, installation, operation, maintenance and shutdowns of our products; risks relating to our impacts to our customer relationships due to events and incidents during the project lifecycle of an energy storage solution; actual or threatened health epidemics, pandemics or similar public health threats; ability to obtain financial assurances for our projects; risks relating to whether renewable energy technologies are suitable for widespread adoption or if sufficient demand for our offerings do not develop or takes longer to develop than we anticipate; estimates on size of our total addressable market; barriers arising from current electric utility industry policies and regulations and any subsequent changes; risks relating to the cost of electricity available from alternative sources; macroeconomic uncertainty and market conditions; risk relating to interest rates or a reduction in the availability of tax equity or project debt capital in the global financial markets and corresponding effects on customers’ ability to finance energy storage systems and demand for our energy storage solutions; reduction, elimination, modification or expiration of government incentives or regulations regarding renewable energy and/or energy storage, the potential of such reduction, elimination, modification, expiration, or determination of inapplicability of such government incentives or regulations; decline in public acceptance of renewable energy, or delay, prevent, or increase in the cost of customer projects; severe weather events; increased attention to ESG matters; restrictions set forth in our current credit agreement and future debt agreements; uncertain ability to raise additional capital to execute on business opportunities; ability to obtain, maintain and enforce proper protection for our intellectual property, including our technology; threat of lawsuits by third parties alleging intellectual property violations; adequate protection for our trademarks and trade names; ability to enforce our intellectual property rights; risks relating to our patent portfolio; ability to effectively protect data integrity of our technology infrastructure and other business systems; use of open-source software; failure to comply with third party license or technology agreements; inability to license rights to use technologies on reasonable terms; risks relating to compromises, interruptions, or shutdowns of our systems; changes in the global trade environment, including imposition of new tariffs, changes to existing tariffs, and related economic uncertainty; potential changes in tax laws or regulations; risks relating to environmental, health, and safety laws and potential obligations, liabilities and costs thereunder; failure to comply with data privacy and data security laws, regulations and industry standards; risks relating to potential future legal proceedings, regulatory disputes, and governmental inquiries; risks related to ownership of our Class A common stock; risks related to us being a “controlled company” within the meaning of the NASDAQ rules; risks relating to the terms of our amended and restated certificate of incorporation and amended and restated bylaws; risks relating to our relationship with our founders and continuing equity owners; risks relating to conflicts of interest by our officers and directors due to positions with continuing equity owners; risks related to short-seller activists; we depend on distributions from Fluence Energy, LLC to pay our taxes and expenses and Fluence Energy, LLC’s ability to make such distributions may be limited or restricted in certain scenarios; risks arising out of the Tax Receivable Agreement; unanticipated changes in effective tax rates or adverse outcomes resulting from examination of tax returns; risks relating to improper and ineffective internal control over reporting to comply with Sarbanes-Oxley Act; risks relating to changes in accounting principles or their applicability to us; risks relating to estimates or judgments relating to our critical accounting policies; and other factors set forth under Item 1A.“Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 29, 2024 and our Quarterly Report on Form 10-Q for the three months ended June 30, 2025 to be filed on August 11, 2025, as well as in other filings we make with the SEC from time to time. New risks and uncertainties emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the effect of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements made in this press release. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law.
Analyst Contact
Lexington May, Vice President Finance & Investor Relations
+1 713-909-5629
Email: InvestorRelations@fluenceenergy.com
Media Contact
Shayla Ebsen, Director of Communication
+1 605-645-7486
Email: media.na@fluenceenergy.com

FLUENCE ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(U.S. Dollars in Thousands, except share and per share amounts)

	Unaudited
	June 30, 2025	September 30, 2024
Assets
Current assets:
Cash and cash equivalents	$436,322	$448,685
Restricted cash	23,566	46,089
Trade receivables, net	152,557	216,458
Unbilled receivables	151,361	172,115
Receivables from related parties	158,376	362,523
Advances to suppliers	214,055	174,532
Inventory, net	654,301	182,601
Current portion of notes receivable - pledged as collateral	—	30,921
Other current assets	59,158	46,519
Total current assets	1,849,696	1,680,443
Non-current assets:
Property and equipment, net	$46,321	$15,350
Intangible assets, net	62,273	60,002
Goodwill	28,665	27,482
Deferred income tax asset	2,525	8,880
Other non-current assets	85,670	110,031
Total non-current assets	225,454	221,745
Total assets	$2,075,150	$1,902,188
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$255,645	$436,744
Deferred revenue	545,222	274,499
Deferred revenue with related parties	47,790	38,162
Current portion of borrowings against note receivable - pledged as collateral	—	30,360
Personnel related liabilities	22,546	58,584
Accruals and provisions	221,508	338,311
Taxes payable	7,019	57,929
Other current liabilities	25,104	24,246
Total current liabilities	1,124,834	1,258,835
Non-current liabilities:
Deferred income tax liability	$7,507	$7,114
Convertible senior notes, net	390,356	—
Other non-current liabilities	31,609	29,100
Total non-current liabilities	429,472	36,214
Total liabilities	1,554,306	1,295,049
Stockholders’ Equity:
Preferred stock, $0.00001 per share, 10,000,000 shares authorized; no shares issued and outstanding as of June 30, 2025 and September 30, 2024	—	—
Class A common stock, $0.00001 par value per share, 1,200,000,000 shares authorized; 131,675,553 shares issued and 130,860,218 shares outstanding as of June 30, 2025; 130,207,845 shares issued and 129,421,797 shares outstanding as of September 30, 2024, respectively	1	1
Class B-1 common stock, $0.00001 par value per share, 134,325,805 shares authorized; 51,499,195 shares issued and outstanding as of June 30, 2025; 134,325,805 shares authorized; 51,499,195 shares issued and outstanding as of September 30, 2024	—	—
Class B-2 common stock, $0.00001 par value per share, 200,000,000 shares authorized; 0 shares issued and outstanding as of June 30, 2025 and September 30, 2024	—	—
Treasury stock, at cost	(9,950)	(9,460)
Additional paid-in capital	623,228	634,851
Accumulated other comprehensive income (loss)	11,813	(1,840)
Accumulated deficit	(217,708)	(151,448)
Total stockholders’ equity attributable to Fluence Energy, Inc.	407,384	472,104
Non-Controlling interests	113,460	135,035
Total stockholders’ equity	520,844	607,139
Total liabilities and stockholders’ equity	$2,075,150	$1,902,188

FLUENCE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(U.S. Dollars in Thousands, except share and per share amounts)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2025	2024	2025	2024
Revenue	$566,926	$328,091	$947,532	$856,125
Revenue from related parties	35,607	155,226	273,407	614,289
Total revenue	602,533	483,317	1,220,939	1,470,414
Cost of goods and services	513,434	400,272	1,068,057	1,286,803
Gross profit	89,099	83,045	152,882	183,611
Operating expenses:
Research and development	26,011	14,976	65,325	47,843
Sales and marketing	19,822	14,773	59,213	41,271
General and administrative	35,603	45,106	113,722	126,901
Depreciation and amortization	3,628	3,624	9,386	8,589
Interest expense (income), net	1,083	(1,300)	733	(4,554)
Other (income) expense, net	(8,519)	562	(4,315)	(410)
Income (loss) before income taxes	11,471	5,304	(91,182)	(36,029)
Income tax expense	4,577	4,229	869	1,328
Net income (loss)	$6,894	$1,075	$(92,051)	(37,357)
Net income (loss) attributable to non-controlling interest	$642	$290	$(25,791)	(12,230)
Net income (loss) attributable to Fluence Energy, Inc.	$6,252	$785	$(66,260)	$(25,127)

Weighted average number of Class A common shares outstanding:
Basic	130,723,258	127,910,081	130,062,109	125,273,648
Diluted	183,645,493	184,219,065	130,062,109	125,273,648
Income (loss) per share of Class A common stock:
Basic	$0.05	$0.01	$(0.51)	$(0.20)
Diluted	$0.01	$—	$(0.51)	$(0.20)

FLUENCE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)
(U.S. Dollars in Thousands)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2025	2024	2025	2024
Net income (loss)	$6,894	$1,075	$(92,051)	$(37,357)

Gain (loss) on foreign currency translation, net of tax	13,405	900	16,768	(428)
(Loss) gain on cash flow hedges, net of tax	(5,412)	(3,243)	2,287	(1,883)
Total other comprehensive income (loss)	7,993	(2,343)	19,055	(2,311)
Total comprehensive income (loss)	$14,887	$(1,268)	$(72,996)	$(39,668)
Comprehensive income (loss) attributable to non-controlling interest	$2,905	$(384)	$(20,389)	$(12,911)
Total comprehensive income (loss) attributable to Fluence Energy, Inc.	$11,982	$(884)	$(52,607)	$(26,757)

FLUENCE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(U.S. Dollars in Thousands)

	Nine Months Ended June 30,
	2025	2024
Operating activities
Net loss	$(92,051)	$(37,357)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	18,929	10,395
Amortization of debt issuance costs	3,072	1,420
Inventory provision	(811)	15,467
Stock-based compensation	15,459	18,386
Deferred income taxes	5,814	295
Changes in operating assets and liabilities:
Trade receivables, net	64,761	4,811
Unbilled receivables	22,357	97,076
Receivables from related parties	204,158	(42,424)
Advances to suppliers	(38,415)	(46,999)
Inventory	(469,694)	(257,916)
Other current assets	20,524	(35,381)
Other non-current assets	(23,504)	(8,029)
Accounts payable	(180,842)	256,264
Deferred revenue with related parties	9,598	(73,564)
Deferred revenue	264,498	131,073
Accruals and provisions	(118,359)	37,139
Taxes payable	(56,187)	1,913
Other current liabilities	(65,617)	22,425
Other non-current liabilities	5,029	(25,838)
Net cash (used in) provided by operating activities	(411,281)	69,156
Investing activities
Capital expenditures on software	(10,023)	(8,606)
Purchase of property and equipment	(10,024)	(4,838)
Net cash used in investing activities	(20,047)	(13,444)
Financing activities
Class A common stock withheld related to settlement of employee taxes for stock-based compensation awards	(490)	(1,243)
Proceeds from issuance of 2030 Convertible Senior Notes	400,000	—
Purchases of Capped Calls related to 2030 Convertible Senior Notes	(29,000)	—
Payment for debt issuance costs	(12,132)	(5,004)
Payments for acquisitions	—	(3,892)
Proceeds from exercise of stock options	1,767	4,372
Distribution to AES Grid Stability	(1,035)	—
Principal payments on finance leases	(465)	—
Net cash provided by (used in) financing activities	358,645	(5,767)
Effect of exchange rate changes on cash and cash equivalents	13,865	632
Net (decrease) increase in cash, cash equivalents, and restricted cash	(58,818)	50,577
Cash, cash equivalents, and restricted cash as of the beginning of the period	518,706	462,731
Cash, cash equivalents, and restricted cash as of the end of the period	$459,888	$513,308
Supplemental Cash Flows Information

Interest paid	$7,876	$2,178
Cash (refund) paid on income taxes	$(1,429)	$1,719

FLUENCE ENERGY, INC.
KEY OPERATING METRICS (UNAUDITED)
The following tables present our key operating metrics as of June 30, 2025 and September 30, 2024. The tables below present the metrics in either Gigawatts (GW) or Gigawatt hours (GWh). Our key operating metrics focus on project milestones to measure our performance and designate each project as either “deployed”, “assets under management”, “contracted backlog”, or “pipeline”.

	June 30, 2025	September 30, 2024	Change	Change %
Energy Storage Products and Solutions
Deployed (GW)	6.3	5.0	1.3	26%
Deployed (GWh)	16.7	12.8	3.9	30%
Contracted Backlog (GW)	8.2	7.5	0.7	9%
Pipeline (GW)	35.7	25.8	9.9	38%
Pipeline (GWh)	114.3	80.5	33.8	42%

(amounts in GW)	June 30, 2025	September 30, 2024	Change	Change %
Services
Assets under Management	5.5	4.3	1.2	28%
Contracted Backlog	4.9	4.1	0.8	20%
Pipeline	27.9	25.6	2.3	9%

(amounts in GW)	June 30, 2025	September 30, 2024	Change	Change %
Digital
Assets under Management	21.6	18.3	3.3	18%
Contracted Backlog	12.6	10.6	2.0	19%
Pipeline	60.1	64.5	(4.4)	(7%)
The following table presents our order intake for the three and nine months ended June 30, 2025 and 2024. The table is presented in Gigawatts (GW):

(amounts in GW)	Three Months Ended June 30,				Nine Months Ended June 30,
	2025	2024	Change	Change %	2025	2024	Change	Change %
Energy Storage Products and Solutions
Contracted	0.7	1.6	(0.9)	(56)%	1.9	3.7	(1.8)	(49)%
Services
Contracted	1.4	0.4	1.0	250%	2.0	2.0	—	—%
Digital
Contracted	0.9	0.6	0.3	50%	5.4	4.0	1.4	35%
Deployed
Deployed represents cumulative energy storage products and solutions that have achieved substantial completion and are not decommissioned. Deployed is monitored by management to measure our performance towards achieving project milestones.
Assets Under Management
Assets under management for service contracts represents our long-term service contracts with customers associated with our completed energy storage system products and solutions. We start providing maintenance, monitoring, or other operational services after the storage product projects are completed. In some cases, services may be commenced for energy storage solutions prior to achievement of substantial completion. This is not limited to energy storage solutions delivered by Fluence. Assets under management for digital software represents contracts signed and active (post go live). Assets under management serves as an indicator of expected revenue from our customers and assists management in forecasting our expected financial performance.
Contracted Backlog
For our energy storage products and solutions contracts, contracted backlog includes signed customer orders or contracts under execution prior to when substantial completion is achieved. For service contracts, contracted backlog includes signed service agreements associated with our storage product projects that have not been completed and the associated service has not started. For digital applications contracts, contracted backlog includes signed agreements where the associated subscription has not started.
We cannot guarantee that our contracted backlog will result in actual revenue in the originally anticipated period or at all. Contracted backlog may not generate margins equal to our historical operating results. Our customers may experience project delays or cancel orders as a result of external market factors and economic or other factors beyond our control. If our contracted backlog fails to result in revenue as anticipated or in a timely manner, we could experience a reduction in revenue, profitability, and liquidity.
Contracted/Order Intake
Contracted, which we use interchangeably with “order intake”, represents new energy storage product and solutions contracts, new service contracts and new digital contracts signed during each period presented. We define “Contracted” as a firm and binding purchase order, letter of award, change order or other signed contract (in each case an “Order”) from the customer that is received and accepted by Fluence. Our order intake is intended to convey the dollar amount and gigawatts (operating measure) contracted in the period presented. We believe that order intake provides useful information to investors and management because the order intake provides visibility into future revenue and enables evaluation of the effectiveness of the Company’s sales activity and the attractiveness of its offerings in the market.
Pipeline
Pipeline represents our uncontracted, potential revenue from energy storage products and solutions, service, and digital software contracts, which have a reasonable likelihood of contract execution within 24 months. Pipeline is an internal management metric that we construct from market information reported by our global sales force. Pipeline is monitored by management to understand the anticipated growth of our Company and our estimated future revenue related to customer contracts for our battery-based energy storage products and solutions, services and digital software.
We cannot guarantee that our pipeline will result in actual revenue in the originally anticipated period or at all. Pipeline may not generate margins equal to our historical operating results. Our customers may experience project delays or cancel orders as a result of external market factors and economic or other factors beyond our control. If our pipeline fails to result in revenue as anticipated or in a timely manner, we could experience a reduction in revenue, profitability, and liquidity.
Annual Recurring Revenue (ARR)
ARR represents the net annualized contracted value including software subscriptions including initial trial, licensing, long term service agreements, and extended warranty agreements as of the reporting period. ARR excludes one-time fees, revenue share or other revenue that is non-recurring and variable. The Company believes ARR is an important operating metric as it provides visibility to future revenue. It is important to management to increase this visibility as we continue to expand. ARR is not a forecast of future revenue and should be viewed independently of revenue and deferred revenue as ARR is an operating metric and is not intended to replace these items.

FLUENCE ENERGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (UNAUDITED)

The following tables present non-GAAP measures for the periods indicated.

($ in thousands)	Three Months Ended June 30,		Nine Months Ended June 30,
	2025	2024	2025	2024
Net income (loss)	$6,894	$1,075	$(92,051)	$(37,357)
Add:
Interest expense (income), net	1,083	(1,300)	733	(4,554)
Income tax expense	4,577	4,229	869	1,328
Depreciation and amortization	8,255	4,423	18,929	10,395
Stock-based compensation(a)	6,400	6,140	15,542	18,405
Other non-recurring expenses(b)	146	1,033	3,246	3,017
Adjusted EBITDA	$27,355	$15,600	$(52,732)	$(8,766)
(a) Includes incentive awards that will be settled in shares and incentive awards that will be settled in cash.
(b) Amount for the three months ended June 30, 2025 includes approximately $1.4 million in severance costs related to restructuring, and $1.2 million in income as a result of a reduction of our Tax Receivable Agreement liability. Amount for the three months ended June 30, 2024, includes approximately $1.0 million in severance costs related to restructuring. Amount for the nine months ended June 30, 2025 includes $4.5 million in severance costs related to restructuring and $1.2 million in income as a result of a reduction of our Tax Receivable Agreement liability. Amount for the nine months ended June 30, 2024 includes approximately $1.0 million in severance costs related to restructuring, $1.2 million of costs related to the termination of the Revolving Credit Agreement (as defined below) and $0.8 million in costs related to the December 2023 underwritten public offering.

($ in thousands)	Three Months Ended June 30,		Nine Months Ended June 30,
	2025	2024	2025	2024
Total revenue	$602,533	$483,317	$1,220,939	1,470,414
Cost of goods and services	513,434	400,272	1,068,057	1,286,803
Gross profit	89,099	83,045	152,882	183,611
Gross profit margin %	14.8%	17.2%	12.5%	12.5%
Add:
Stock-based compensation(a)	636	824	2,154	3,204
Depreciation and amortization	2,734	770	5,388	1,776
Other non-recurring expenses(b)	307	—	606	—
Adjusted Gross Profit	$92,776	$84,639	$161,030	$188,591
Adjusted Gross Profit Margin %	15.4%	17.5%	13.2%	12.8%
(a) Includes incentive awards that will be settled in shares and incentive awards that will be settled in cash.
(b) Amount relates to severance costs related to restructuring.

($ in thousands)	Nine Months Ended June 30,
	2025	2024
Net cash (used in) provided by operating activities	(411,281)	$69,156
Less: Purchase of property and equipment	(10,024)	(4,838)
Free Cash Flow	$(421,305)	$64,318